As filed with the Securities and Exchange Commission on September 22, 2000
                           Registration Statement No.
         ===============================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                           BANCORP RHODE ISLAND, INC.
             (Exact name of registrant as specified in its charter)

                  Rhode Island                                   05-0509802
---------------------------------------------               --------------------
(State or other jurisdiction of incorporation               (I.R.S. Employer
or organization)                                            Identification No.)


One Turks Head Place, Providence, Rhode Island                     02903
----------------------------------------------              --------------------
(Address of Principal Executive Offices)                              (Zip Code)


          1996 Incentive and Nonqualified Stock Option Plan, as amended
                  Non-Employee Directors Stock Plan, as amended
    ------------------------------------------------------------------------
                            (Full title of the plans)


                          Merrill W. Sherman, President
                           Bancorp Rhode Island, Inc.
                              One Turks Head Place
                              Providence, RI 02903
                              --------------------
                     (Name and address of agent for service)

                                 (401) 456-5000
          (Telephone number, including area code, of agent for service)

                                    Copy to:

                            Margaret D. Farrell, Esq.
                          Hinckley, Allen & Snyder LLP
                                1500 Fleet Center
                         Providence, Rhode Island 02903
                                 (401) 274-2000

================================================================================
                        CALCULATION OF REGISTRATION FEE
================================================================================
Title of                      Proposed          Proposed
securities    Amount          maximum           maximum          Amount of
to be         to be           offering price    aggregate        registration
registered    registered (1)  per share(2)      offering price   fee
------------------------------------------------------------------------------
Common Stock  425,000         $13.6875          $5,817,188       $1,536
(par value
$0.01)
------------------------------------------------------------------------------


 (1) Based solely on the number of shares of common stock, par value $0.01 per share, of Bancorp Rhode Island, Inc. (the "Registrant") reserved for issuance upon exercise of options granted or to be granted pursuant to the above named stock option plans (the "Plans") assumed by the registrant pursuant to the restructuring of Bank Rhode Island into a holding company structure. In addition to such shares, this Registration Statement covers an undetermined number of shares of Common Stock of the Registrant that, by reason of certain events specified in the Plans, may become issuable upon exercise of options through the application of certain anti-dilution provisions.

(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h), pursuant to which a total of 425,000 shares of the Registrant's Common Stock that may be acquired upon exercise of options granted or to be granted are deemed to be offered at $12.1875 per share, the average of the high and low prices of the Registrant's Common Stock as reported by The Nasdaq Stock Market(R) on September 15, 2000.

                                Explanatory Note

         This Registration Statement on Form S-8 relates to 425,000 shares of the Registrant's Common Stock, par value $0.01 per share ("Common Stock"). All of the shares of Common Stock are issuable pursuant to options issued or to be issued under the Plans. Such Plans were assumed by the Registrant pursuant to the Plan of Reorganization and Merger Agreement dated as of February 15, 2000 by and among Bank Rhode Island, a stock financial institution organized and existing under the laws of the State of Rhode Island, the Registrant and BKRI Interim Bank, a stock interim financial institution organized under the laws of the State of Rhode Island as a wholly-owned subsidiary of the Registrant.

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.           Plan Information.

         Not required to be filed with the Securities and Exchange Commission (the "Commission").

Item 2.           Registrant Information and Employee Plan Annual Information.

         Not required to be filed with the Commission.

         Note: The documents containing the information specified in this Part I will be sent or given to Plan participants as specified by Rule 428(b)(1). Such document need not be filed with the Commission either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this registration statement pursuant to Item 3 of Part II of this form, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933, as amended ("Securities Act").

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.           Incorporation of Documents by Reference.

         The following documents and information heretofore filed with the Commission by the Registrant (File No. 001-16101) are incorporated by reference in this registration statement:

         (1) the description of the Registrant's Common Stock contained in the Registrant's Registration Statement filed under Section 12 of the Exchange Act on Form 8-A, including all amendments or reports filed for the purpose of updating such description.

         (2) the Annual Report of Bank Rhode Island on Form 10-K for the fiscal year ended December 31, 1999.

                           Note: The Registrant was incorporated in the State of
                  Rhode Island on March 8, 2000. On April 13, 2000, the Form S-4 Registration Statement of the Registrant (the "Registration Statement") was declared effective by the Securities and Exchange Commission. On September 1, 2000, the Registrant consummated of a Plan of Reorganization and Agreement of Merger, dated February 15, 2000 whereby Bank Rhode Island ("Bank RI") became the wholly-owned subsidiary of the Registrant (the "Reorganization") and all of the outstanding shares of Bank RI Common Stock and Non-Voting Common Stock were converted into and exchanged for, on a one-for-one basis, shares of the Registrant. Until the consummation of the Reorganization, the Registrant had no significant assets or liabilities. Accordingly, no separate financial information regarding the Registrant has been filed with the Commission. In its place, the Registrant has presented financial information regarding Bank RI as set forth in Bank RI's Annual Report on Form 10-K as filed with the Federal Deposit Insurance Corporation and incorporated by reference into the Registrant's Registration Statement.

          (3) the Registrant's Quarterly Reports on Form 10-Q for the quarters ended March 31, 2000 and June 30, 2000.

         All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the end of the fiscal year ended December 31, 1999 and prior to the date of the termination of the offering of the Common Stock offered hereby shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any document which is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

         The Registrant will provide without charge to each person to whom a Prospectus is delivered, upon request of any such person, a copy of any or all of the foregoing documents incorporated herein by reference (other than exhibits to such documents). Written requests should be directed to Albert R. Rietheimer, Chief Financial Officer, Bank Rhode Island, One Turks Head Place, Providence, Rhode Island 02903. Telephone requests may be directed to (401) 456-5015.

Item 4.           Description of Securities.

                  Not applicable.

Item 5.           Interests of Named Experts and Counsel.

         Certain legal matters in connection with the validity of the shares of Common Stock offered hereby have been passed upon for the Registrant by Hinckley, Allen & Snyder LLP, 1500 Fleet Center, Providence, Rhode Island 02903. Margaret D. Farrell, a partner of Hinckley, Allen & Snyder LLP, is the Secretary of the Registrant and a member of the Registrant's Board of Directors.

Item 6.           Indemnification of Directors and Officers.

         Item 20. "Indemnification of Directors and Officers" of Part II of the Registration Statement, including all amendments or reports filed for the purpose of updating such information, is hereby incorporated by reference in this registration statement.

Item 7.           Exemption from Registration Claimed.

                  Not applicable.

Item 8.           Exhibits.

         Exhibit No.        Description

         5                  Opinion of Hinckley, Allen & Snyder LLP


         23.1               Consent of KPMG LLP


         23.2 Consent of Hinckley, Allen & Snyder LLP (contained in their opinion filed as Exhibit 5)

         24 Power of Attorney (included on signature page of this Registration Statement)


Item 9.           Undertakings.

1.   Rule 415 offering. The undersigned Registrant hereby undertakes:

          a. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               i. To include any prospectus required by Section 10(a)(3) of the Securities Act;

               ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

               iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; PROVIDED, HOWEVER, that paragraphs
                    (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

         b. That, for the purpose of determining liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

         c. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

2. Filings incorporating subsequent Exchange Act documents by reference. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

3. Incorporated annual and quarterly reports. The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule

     14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

4. Filing of registration on Form S-8. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant for expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                        SIGNATURES AND POWER OF ATTORNEY

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Providence, State of Rhode Island, on the 19th day of September, 2000.


                                  BANCORP RHODE ISLAND, INC.


                                  By:  /s/ Merrill W. Sherman
                                       ---------------------------
                                           Merrill W. Sherman
                                           President and Chief Executive Officer

         We, the undersigned officers and directors of Bancorp Rhode Island, Inc., in the City of Providence, Rhode Island hereby severally constitute and appoint Merrill W. Sherman and Albert R. Rietheimer our true and lawful attorneys with full power of substitution together, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-8 filed herewith and any and all pre-effective and post-effective amendments to said Registration Statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable Bancorp Rhode Island, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any one of them, to said Registration Statement and all amendments thereto.


         Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

          Signature                    Title                             Date



/s/ Merrill W. Sherman        President and Chief Executive Officer;     9/19/00
-----------------------       Director
Merrill W. Sherman



/s/ Albert R. Rietheimer      Chief Financial Officer and                9/19/00
-------------------           Treasurer
Albert R. Rietheimer          (Principal Financial and
                              Accounting Officer)



/s/ Anthony F. Andrade        Director                                   9/19/00
----------------------
Anthony F. Andrade

/s/ John R. Berger            Director                                   9/19/00
-------------------
John R. Berger



/s/ Malcolm G. Chace          Director                                   9/19/00
----------------------
Malcolm G. Chace



/s/ Ernest J. Chornyei, Jr.   Director                                   9/19/00
--------------------------
Ernest J. Chornyei, Jr.



/s/ Karl F. Ericson           Director                                   9/19/00
-------------------
Karl F. Ericson



/s/ Margaret D. Farrell       Director                                   9/19/00
----------------------
Margaret D. Farrell



/s/ Mark R. Feinstein          Director                                  9/19/00
--------------------------
Mark R. Feinstein



/s/ Donald J. Reaves          Director                                   9/19/00
--------------------------
Donald J. Reaves



                              Director
--------------------------
Frederick James Hodges, Jr.



/s/ Cheryl L. Watkins         Director                                   9/19/00
--------------------------
Cheryl L. Watkins



/s/ John A. Yena              Director                                   9/19/00
--------------------------
John A. Yena

                                  EXHIBIT INDEX



EXHIBIT
NUMBER               EXHIBIT


5                    Opinion of Hinckley, Allen &
                     Snyder LLP

23.1                 Consent of KPMG LLP

23.2                 Consent of Hinckley, Allen &
                     Snyder LLP (contained in their
                     opinion filed as Exhibit 5)

24                   Power of Attorney
                     (included on signature page
                     of Registration Statement)

                                                                       Exhibit 5

                                                  1500 FLEET CENTER
                                                  PROVIDENCE, RHODE ISLAND 02903
                                                  (401) 274-2000
                                                  FAX (401) 277-9600
HINCKLEY, ALLEN & SNYDER  LLP
Attorneys at Law


                                                              September 20, 2000

Bancorp Rhode Island, Inc.
One Turks Head Place
Providence, RI 02903


RE: Registration Statement on Form S-8 for 1996 Incentive and Nonqualified Stock
    ----------------------------------------------------------------------------
    Option Plan, as amended and Non-Employee Directors Stock Plan, as amended
    -------------------------------------------------------------------------


Ladies and Gentlemen:

         We have acted as counsel to Bancorp Rhode Island, Inc., a Rhode Island corporation (the "Company"), in connection with the filing by the Company of the Registration Statement on Form S-8 (the "Registration Statement") with the Securities and Exchange Commission relating to Four Hundred Twenty-Five Thousand (425,000) shares of the Company's common stock, par value $0.01 per share (the "Common Stock"), issuable under the Company's 1996 Incentive and Nonqualified Stock Option Plan, as amended and the Company's Non-Employee Directors Stock Plan, as amended (the "Plans").

         In connection with this opinion, we have examined the Company's Articles of Incorporation, the by-laws of the Company, the Registration Statement, corporate proceedings of the Company relating to the issuance of the Common Stock, the Plans and such other instruments and documents as we have deemed relevant under the circumstances.

         In making the aforesaid examination, we have assumed the genuineness of all signatures and the conformity to original documents of all copies furnished to us as original or photostatic copies.

         Based upon and subject to the foregoing, we are of the opinion that the Common Stock which may be issued under the Plans has been duly authorized and when issued in accordance with the terms of the Plans will be validly issued, fully paid and non-assessable.

         We hereby consent to the use of our opinion as herein set forth as an exhibit to the Registration Statement. This opinion is rendered to you in connection with the Registration Statement, and except as consented to in the preceding sentence, may not be relied upon or furnished to any other person in any context. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission thereunder.

                                          Very truly yours,

                                          /s/ Hinckley, Allen & Snyder LLP

                                                                    Exhibit 23.1

The Board of Directors and Stockholders
Bancorp Rhode Island, Inc.

We consent to incorporation by reference in the registration statement on Form S-8 of Bancorp Rhode Island, Inc. of our report dated January 19, 2000, relating to the consolidated balance sheets of Bank Rhode Island and subsidiaries as of December 31, 1999, and the related consolidated statements of operations, changes in shareholders' equity and cash flows for each of the years in the three-year period ended December 31, 1999, which report appears in the Annual Report on Form 10-K of Bank Rhode Island.

/s/ KPMG LLP

Boston, Massachusetts
September 20, 2000